UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2020 (December 1, 2020)
AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange	(NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange	(NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange	(NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange	(NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 1, 2020, the Board of Directors (the “Board”) of AG Mortgage Investment Trust, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Dianne Hurley to the Board, effective immediately, for a term that will expire at the Company’s 2021 Annual Meeting of Stockholders. Ms. Hurley was also appointed to the Audit Committee of the Board, effective immediately. With the appointment of Ms. Hurley, the Board consists of six members, four of whom are independent.

The Board determined that Ms. Hurley is an independent director within the meaning of the New York Stock Exchange listing standards and the Company’s independence guidelines, as set forth in the Company’s Corporate Governance Guidelines. There are no arrangements or understandings between Ms. Hurley and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Hurley that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Hurley will receive compensation for her Board service (prorated for her time served on the Board during 2020) in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 29, 2020, except for the following modifications beginning on January 1, 2021, which were approved at the Board’s November 5, 2020 meeting:

•the annual base fee for services as a non-employee director of the Company is $150,000, $70,000 of which is payable on a quarterly basis in cash and $80,000 of which is payable on a quarterly basis in shares of restricted common stock.

The Company will enter into an indemnification agreement with Ms. Hurley in the form of the Company’s standard form of indemnification agreement. Such form of indemnification agreement was included as Exhibit 10.11 to Amendment No. 7 to the Company’s Registration Statement on Form S-11, filed with the SEC on June 29, 2011, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
A press release issued December 7, 2020 announcing Ms. Hurley’s appointment to the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 7, 2020, issued by AG Mortgage Investment Trust, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Pursuant to the rules and regulation of the SEC, the information in Items 7.01 and 9.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2020	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ BRIAN C. SIGMAN
Name: Brian C. Sigman
Title: Chief Financial Officer and Treasurer